March 27, 2007                                      Mayer, Brown, Rowe & Maw LLP
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Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

RE:  HOME LOAN-BACKED NOTES, SERIES 2007-HI1

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3
(File No. 333-131196), filed by Residential Funding Mortgage Securities II,
Inc., a Delaware corporation (the "Registrant"), with the Securities and
Exchange Commission (the "Commission") on March 31, 2006 and declared effective on March 31, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Home
Loan-Backed Notes, Series 2007-HI1 (the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of March 30, 2007 (the "Agreement"), between the Home Loan Trust 2007-HI1 (the "Issuer" or the "Trust") and LaSalle Bank
National Association, as indenture trustee (the "Indenture Trustee") as more particularly described in the prospectus, dated March 21, 2007 and the prospectus supplement, dated March 27, 2007, relating to the Notes (together, the "Prospectus")

     We have assumed for the purposes of the opinions set forth below that the
Notes will be sold by you for reasonably equivalent consideration. We have also assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. In addition, we have assumed that the parties to the Agreement will satisfy their respective obligations thereunder.

     On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when the Agreement has been duly and validly executed and delivered by the parties thereto, and the
Notes have been duly executed and delivered in accordance with the Agreement and sold, the Notes will be legally issued, fully paid and nonassessable, and the holders of the Notes will be entitled to the benefits of the Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Residential Funding Mortgage Securities II, Inc.
March 27, 2007

     We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the references to this firm under the headings
"Legal Matters" in the Prospectus and "Legal Opinions" in the Prospectus
Supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the
Registration Statement, including this exhibit or otherwise.

                                        Very truly yours,

                                        MAYER, BROWN, ROWE & MAW LLP